UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2004

                        Gladstone Commercial Corporation
             (Exact name of registrant as specified in its chapter)

          Maryland                      0-50363                  020681276
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

      1616 Anderson Road, Suite 208
            McLean, Virginia                                       22102
(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code: (703) 286-7000

Item 7. Financial Statements and Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

                    Exhibit No.     Description
                    -----------     -----------

                    99.1            Press release dated May 10, 2004

Item 12. Results of Operations and Financial Condition.

      On May 10, 2004, Gladstone Commercial Corporation issued a press release announcing its financial results for the first quarter ended March 31, 2004. The press release includes our Funds from Operations (FFO), which is a relative non-GAAP (Generally Accepted Accounting Principles in the United States) financial measure of an equity Real Estate Investment Trust developed by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT developed FFO in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures.

      FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income (loss)) and should not be considered an alternative to net income (loss) as an indication of our performance or to cash flow from operations as a measure of liquidity or ability to make distributions. Comparison of FFO, using the NAREIT definition, to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

      Diluted funds from operations per share ("Diluted FFO per share") is FFO divided by weighted average common shares outstanding on a diluted basis during a period. We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share ("EPS") in evaluating net income available to common shareholders. In addition, since most REITs provide Diluted FFO per share information to the investment community, we believe Diluted FFO per share is a useful supplemental measure for comparing us to other REITs. We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

      The following table provides a reconciliation of our FFO for the three months ended March 31, 2004 to the most directly comparable GAAP measure, net income (loss) and a computation of diluted FFO per weighed average common share to diluted net income (loss) per weighted average common share.

                                                                 Three Months
                                                                    Ended
                                                                March 31, 2004
                                                                --------------

Net loss                                                         $  (193,305)
Real estate depreciation and amortization                             79,330
                                                                 -----------
Funds from operations                                            $  (113,975)
                                                                 ===========
Weighted average shares outstanding - diluted                      7,642,000
                                                                 ===========
Diluted net loss per weighted average common share               $     (0.03)
                                                                 ===========
Diluted funds from operations per
  weighted average common share                                  $     (0.01)
                                                                 ===========

      The text of the press release is included as an exhibit to this Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein is deemed to be furnished and shall not be deemed to be filed.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Gladstone Commercial Corporation
                                                       (Registrant)
May 10, 2004                                        By:/s/ Harry Brill
                                          -------------------------------------
                                          (Harry Brill, Chief Financial Officer)